UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2008

UNION STREET ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-33281	20-5221262
(State of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

102 South Union Street
Alexandria, VA	22314
(Address of principal executive offices)	(Zip Code)
(703) 682-0730
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

IN CONNECTION WITH THE PROPOSED ACQUISITIONS (“ACQUISITIONS”) OF ARCHWAY MARKETING SERVICES, INC. AND RAZOR BUSINESS STRATEGY CONSULTANTS LLC, UNION STREET ACQUISITION CORP. (“USQ”) FILED A DEFINITIVE PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”) ON AUGUST 12, 2008. STOCKHOLDERS OF USQ AND OTHER INTERESTED PERSONS ARE ADVISED TO READ USQ’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH USQ’S SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THESE PROXY STATEMENTS CONTAIN IMPORTANT INFORMATION, SUCH AS A DESCRIPTION OF THE SECURITY HOLDINGS OF USQ’S OFFICERS AND DIRECTORS AND THEIR RESPECTIVE INTERESTS IN THE SUCCESSFUL CONSUMMATION OF THE ACQUISITIONS. THE DEFINITIVE PROXY STATEMENT HAS BEEN MAILED TO STOCKHOLDERS AND STOCKHOLDERS ARE ALSO ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, BY DIRECTING A REQUEST TO: UNION STREET ACQUISITION CORPORATION, 102 SOUTH UNION STREET, ALEXANDRIA, VIRGINIA, 22314 OR AT THE SEC’S WEBSITE (http://www.sec.gov).
USQ AND ITS OFFICERS AND DIRECTORS MAY BE DEEMED TO HAVE PARTICIPATED IN THE SOLICITATION OF PROXIES FROM USQ’S STOCKHOLDERS IN FAVOR OF THE APPROVAL OF THE ACQUISITIONS. INFORMATION CONCERNING USQ’S DIRECTORS AND EXECUTIVE OFFICERS IS SET FORTH IN THE PUBLICLY FILED DOCUMENTS OF USQ. STOCKHOLDERS MAY OBTAIN MORE DETAILED INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF USQ AND ITS DIRECTORS AND EXECUTIVE OFFICERS IN THE ACQUISITIONS BY READING THE DEFINITIVE PROXY STATEMENT REGARDING THE ACQUISITIONS.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On September 15, 2008, Union Street Acquisition Corp. (“USQ”) issued a press release announcing that, pursuant to and in accordance with certain agreements entered into in June 2008 and described below, Archway Marketing Holdings, Inc., a newly formed corporation (“HoldCo”), held by a limited liability company controlled by Tailwind Capital Partners (“Tailwind Capital”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) whereby HoldCo agreed to acquire 100% of the issued and outstanding shares of capital stock of Archway Marketing Services, Inc. (“Archway”) from Argenbright, Inc. (“Argenbright”) at the same price and on substantially the same terms as are contained in the Archway Purchase Agreement, as defined below, (the “HoldCo Acquisition”). Pursuant to the Merger Agreement, the HoldCo Acquisition will only be consummated if the Archway Purchase Agreement is terminated, which is expected to occur if the Acquisitions, as defined below, are not approved by the stockholders of USQ at the special meeting of stockholders currently scheduled for September 22, 2008. A copy of the press release dated September 15, 2008 is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
It is currently contemplated that A. Clayton Perfall, Chairman, Chief Executive Officer and President of USQ and Brian H. Burke, Chief Financial Officer and Treasurer of USQ, will become members of the limited liability company that owns HoldCo. Mr. Perfall will invest $3.0 million in that limited liability company in exchange for an approximate 6.8% preferred equity interest of that limited liability company consistent with the terms of the investment by Tailwind Capital and other equity investors. In addition, it is contemplated that Messrs. Perfall and Burke will receive a compensatory subordinated profits interest that will entitle them to distributions of $3.5 million after all preferred equity investors have recovered their invested capital, plus 7.3% of all subsequent distributions made by the limited liability company. Inclusive of the preferred equity interest Mr. Perfall is purchasing and the compensatory profits interest that Messrs. Perfall and Burke will be granted, Messrs. Perfall and Burke will be entitled to approximately 13.6% of distributions made by the limited liability company after repayment of all invested capital and preferences.
It is also currently contemplated that Messrs. Perfall and Burke will enter into employment agreements with HoldCo providing for annual compensation of $400,000 and $250,000, respectively, as well as discretionary bonuses. Mr. Burke is also expected to participate in HoldCo’s equity incentive plan with other members of the Archway Marketing Services management team, including an initial grant of options and restricted preferred stock in HoldCo. This restricted preferred stock will entitle Mr. Burke to a payment equal to 3.75% of the first $20 million of cash distributions made by HoldCo after repayment of all invested capital to the limited liability company that owns HoldCo.
Equity arrangements of HoldCo and of the limited liability company that owns HoldCo and the employment agreements of Messrs. Perfall and Burke have not been finalized and are subject to change.
On September 14, 2008, USQ entered into a letter agreement with HoldCo (the “HoldCo Letter Agreement”) whereby HoldCo agreed that if the Acquisitions are not approved by the stockholders of USQ and the HoldCo Acquisition is consummated, HoldCo will pay $750,000 to USQ in consideration for USQ providing HoldCo with, among other things, access to the legal and financial due diligence that USQ performed on Archway. The HoldCo Letter Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. In addition, on September 14, 2008, USQ entered into a letter agreement with Argenbright (the “Argenbright Letter Agreement”), whereby Argenbright affirmed that if the Acquisitions are not approved by the stockholders of USQ and the HoldCo Acquisition is consummated, Argenbright will waive the $200,000 termination fee pursuant to Section 8.3(b) of the Archway Purchase Agreement. The Argenbright Letter Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

As previously disclosed in that Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 27, 2008, on February 26, 2008, USQ entered into definitive agreements to simultaneously acquire in separate acquisitions 100% of the membership interests of Razor Business Strategy Consultants LLC (“Razor”) from the members of Razor, and 100% of the issued and outstanding shares of capital stock of Archway from Argenbright (the “Acquisitions”). The special meeting of the stockholders of USQ to vote on the proposed Acquisitions, among other proposals, is currently scheduled for September 22, 2008.
On June 23, 2008, in light of the market conditions, USQ’s Board of Directors determined that it was in the best interests of USQ and its stockholders to explore alternatives in the event the Acquisitions are not completed. As disclosed in that Current Report on Form 8-K filed with the SEC on June 24, 2008, USQ entered into an agreement with Archway and Argenbright (the “Argenbright Agreement”), whereby USQ agreed to waive Argenbright’s compliance with the “non-solicitation” provisions of the Archway Purchase Agreement, dated February 26, 2008 by and between USQ, Argenbright and Archway (the “Archway Purchase Agreement”) and release all claims that USQ may have against Argenbright in connection with the presentation of an alternative transaction by certain principals of USQ to Argenbright, provided that the pursuit of such alternative transactions did not hinder or delay the consummation of the Acquisitions by USQ. Also, on June 23, 2008, Messrs. Perfall and Burke entered into a letter agreement (the “Letter Agreement”) with Argenbright whereby Messrs. Perfall and Burke and Argenbright agreed that if Messrs. Perfall and Burke, on behalf of themselves or their designee, are willing to enter into an alternative transaction to acquire Archway, then Messrs. Perfall and Burke, on behalf of themselves or their designee, and Argenbright will negotiate in good faith in order to enter into a stock purchase agreement on substantially the same terms as are in the Archway Purchase Agreement, which shall have a condition to the closing of any alternative transaction be the failure of USQ stockholders to approve the Acquisitions.

ITEM 9.01	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.
     (d) Exhibits:

10.1	Letter Agreement, by and among HoldCo and Union Street Acquisition Corp., dated September 14, 2008.

10.2	Letter Agreement, by and among Argenbright, Inc. and Union Street Acquisition Corp., dated September 14, 2008.

99.1	Press Release, dated September 15, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: September 15, 2008

UNION STREET ACQUISITION CORP.
By:	/s/ Brian H. Burke
Name:	Brian H. Burke
Title:	Chief Financial Officer